Exhibit 8.2

                    September 26, 2007

Genco Shipping & Trading Ltd.
299 Park Avenue
20th Floor
New York, New York 10171

Ladies and Gentlemen:

We have acted as United States tax counsel to Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), in connection with the sale by the Company and the Selling Shareholder of common stock, par value U.S. $0.01 per share (“Common Stock”), pursuant to its registration statement on Form S-3 (File No. 333-140158), including the prospectus contained therein, as amended through the date hereof (the “Registration Statement”).  All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion.  In addition, in rendering our opinion we have relied upon certain statements made by the company, which we have neither investigated nor verified.  We have assumed that such statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken.  We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification.  Any inaccuracy in, or breach of, any of the aforementioned statements and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.  No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the United States federal income tax consequences to holders of Common Stock.  The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that, although the discussion set forth in the Prospectus Supplement under the headings  “Tax Considerations – United States Federal Income Tax Considerations – U.S. Federal Income Taxation of U.S. Holders,” “– U.S. Federal Income Taxation of Non-U.S. Holders,” and “– Backup Withholding and Information Reporting” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Common Stock by U.S. and Non-U.S. Holders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to U.S. and Non-U.S. Holders who acquire shares of Common Stock.

No opinion is expressed as to any matter not specifically addressed above.  Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Common Stock under any non-United States, state, or local tax law.  Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement.  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

This opinion is being delivered to you for the purpose of being included as an exhibit to the Registration Statement and, except as set forth above, may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.

                    Very truly yours,

                                                   /s/ Kramer Levin Naftalis & Frankel LLP
                    Kramer Levin Naftalis & Frankel LLP